UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, NY 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

AnnTaylor Stores Corporation (the “Company”) has elected to change the record keeper for the Ann Taylor 401(k) Savings Plan (the “Plan”). As a result of this change, there will be a blackout period in which Plan participants temporarily will be unable to (i) obtain a loan under the Plan, (ii) obtain a distribution from the Plan, or (iii) change existing investment elections or execute a fund transfer. The blackout period is expected to begin on September 15, 2007 and end during the week of October 14, 2007 (the “Blackout Period”).

On August 30, 2007, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its Board of Directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the SEC’s rules promulgated thereunder, informing them that they would be prohibited during the Blackout Period from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) that they acquired in connection with their service or employment as a director or executive officer of the Company.

The Blackout Period Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the Blackout Period has ended, interested parties may obtain, without charge, information regarding the beginning and ending dates of the Blackout Period by contacting Ann Taylor, Attention: Corporate Secretary, 7 Times Square, New York, New York, 10036 (telephone (212) 541-3300).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Notice to Directors and Executive Officers Regarding 401(k) Plan Blackout Period and Trading Restrictions

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: August 30, 2007		Executive Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers regarding 401(k) Plan Blackout Period and Trading Restrictions

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